UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): February 1, 2014

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
345 Park Avenue
New York, NY, 10154
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (212) 546-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 1, 2014, Bristol-Myers Squibb (BMS) sold to AstraZeneca PLC (AstraZeneca) the diabetes business of BMS which comprised our global alliance with them, including all rights and ownership to Onglyza (saxagliptin), Forxiga (dapagliflozin), Bydureon* (exenatide extended-release for injectable suspension), Byetta* (exenatide), Symlin* (pramlintide acetate) and metreleptin. The transaction included the shares of Amylin (previously acquired by BMS in August 2012), and the resulting transfer of its manufacturing facility in West Chester, Ohio; the intellectual property related to Onglyza and Forxiga; and the future purchase of BMS’s manufacturing facility located in Mount Vernon, Indiana no earlier than 18 months following the closing of the transaction. Substantially all employees dedicated to the diabetes business were transferred to AstraZeneca upon the closing of the transaction.

The closing of the transaction as it relates to the China diabetes business is subject to the satisfaction of certain conditions between BMS and its joint venture partners. The Company and AstraZeneca terminated their existing collaboration agreements in connection with the sale and entered into several new agreements, including a transitional services agreement, a supply agreement and a development agreement.

As consideration for the transaction, AstraZeneca paid $2.7 billion to BMS at closing and will make contingent regulatory and sales-based milestone payments of up to $1.4 billion (including a $600 million milestone earned in January 2014 for the United States Food and Drug Administration approval of dapagliflozin with payment due in early February 2014) and royalty payments based on net sales through 2025.

In addition, AstraZeneca will make payments of up to $225 million if and when the Mount Vernon manufacturing site and the diabetes business in China are transferred.

A copy of the press release announcing the completion of the sale is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(b) Pro Forma Financial Information

The Company's Unaudited Pro Forma Financial Information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  The amounts included in the "Adjustments” column within the Company's Unaudited Pro Forma Financial Information represent the diabetes business’ operating results for the respective periods using the same basis the Company utilizes.

(d) Exhibits.

99.1	Press release of Bristol-Myers Squibb Company dated February 3, 2014.

99.2	The Company's Unaudited Pro Forma Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Date: February 6, 2014                By:      /s/ Joseph C. Caldarella___________________
Name: Joseph C. Caldarella
Title: Senior Vice President and Corporate Controller